Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
To Tender Common Shares and American Depositary Shares
(each outstanding American Depositary Share representing one Common Share and evidenced by an American Depositary Receipt)
of
WIDERTHAN CO., LTD.
Pursuant to the Offer to Purchase
dated September 29, 2006
of
RN INTERNATIONAL HOLDINGS B.V.
an indirect wholly-owned subsidiary
of
REALNETWORKS, INC.
      This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates representing common shares, par value KRW500 per share (the “Common Shares”) or the American Depositary Receipts representing American Depositary Shares (the “ADSs”) of WiderThan Co., Ltd, a company with limited liability organized under the laws of the Republic of Korea (the “Company”), and any other documents required by the Letter of Transmittal cannot be delivered to the ADS Depositary or the procedures for book-entry transfer of ADSs cannot be completed by the expiration of the Offer. Such form may be delivered by hand, or facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.
The ADS Depositary for the Offer to Purchase is:
Mellon Investor Services LLC

By Mail:	By Facsimile Transmission:	By Overnight Courier:	By Hand:
Reorganization Department PO Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	(201) 680-4626 (For Eligible Institutions Only)	Reorganization Department 480 Washington Blvd. Mail Drop — Reorg Jersey City, NJ 07310 Attn: Reorganization Department, 27th Floor	Reorganization Department 120 Broadway, 13th Floor New York, NY 10271 Attn: Reorganization Department
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

      Ladies and Gentlemen: The undersigned hereby tenders to RN International Holdings B.V., a private company with limited liability organized under the laws of the Netherlands (the “Offeror”), and indirect wholly-owned subsidiary of RealNetworks, Inc., a Washington corporation (the “Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 29, 2006 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, ADSs pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Offer is being made in connection with the Combination Agreement, dated September 12, 2006, by and among the Offeror, the Parent and the Company.

Share Certificate or ADR Numbers (if available)	SIGN HERE

If delivery will be by book-entry transfer: Name of Eligible Institution

(Area Code and Telephone Number)

Account Number

GUARANTEE (Not to be used for signature guarantee)
      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Common Shares and ADSs tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Common Shares and ADSs complies with Rule 14e-4 and (iii) to deliver to the Depositary the Common Shares and ADSs tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and share certificates representing the Common Shares and ADRs representing ADSs to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated ---------------------------------------------- ,	2006.

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